UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

National Retail Properties, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statements, if Other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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To Our Stockholders:

At the date of this mailing, the novel coronavirus (COVID-19) continues to spread around the world and throughout the United States, including Florida. We are facing an unpredictable and volatile situation with respect to the progress of the virus. Efforts to slow the virus’s spread include steps taken by national, state and local governments (including the State of Florida where our Annual Meeting (as defined below) will be held), to restrict and, in some instances, prohibit or restrict group gatherings or residents leaving their home. We fully support these steps, as the health and safety of our stockholders, employees and community are of paramount concern.

As set forth in our 2020 Proxy Statement filed with the Securities and Exchange Commission on March 20, 2020, our annual meeting of stockholders (the “Annual Meeting”) will be held on May 12, 2020, at 8:30 a.m. local time, at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801. To minimize the risk to stockholders, employees and the community, (i) we have made arrangements for the Annual Meeting to be available via webcast; and (ii) we are strongly encouraging all stockholders to access the meeting via the live webcast, rather than attend the meeting in person. Instructions for accessing the webcast are provided below.

Please note that stockholders will not be able to vote or revoke a proxy through the webcast, nor participate actively other than to participate in the Q&A session after completion of the business portion of the meeting. Therefore, to ensure that your vote is counted at the Annual Meeting, we strongly encourage you to vote your shares in one of the manners indicated in the previously distributed proxy materials, or through your broker, bank or other nominee’s voting instruction form. Stockholders of record may still attend the Annual Meeting and revoke their proxy at any time before it is voted; however, as stated above, we strongly encourage you to access the Annual Meeting via the live webcast.

Should you choose to attend the Annual Meeting in person, please note that, as of the date of this letter, pursuant to order of the Governor of the State of Florida, gatherings of more than 10 persons are prohibited, therefor only 10 persons total shall be permitted to attend the Annual Meeting, which number shall include members of your Board of Directors and management in attendance. Once we have reached capacity, no additional persons shall be permitted to enter the Annual Meeting. Again, we strongly encourage you to access the Annual Meeting via the live webcast.

We appreciate your continued support, and we hope that you and yours will stay safe and healthy. We are closely monitoring developments with the COVID-19 pandemic, and we urge all stakeholders, including our stockholders, to follow recommendations provided by the World Health Organization, the U.S. Centers for Disease Control and your federal, state and local government officials.

Stockholders may access the Annual Meeting via webcast at https://www.issuerdirect.com/virtual-event/nnn.

To participate via webcast, please log-in at least 10-15 minutes prior to the scheduled time of the Annual Meeting. Instructions on how to ask questions following the business portion of the Annual Meeting will be provided at the web address provided above.

If you have further questions regarding proxy voting or how to access the Annual Meeting via webcast, please don’t hesitate to call Investor Relations at (407) 650-1228.

Sincerely,

/s/ Julian E. Whitehurst
Julian E. Whitehurst
President and Chief Executive Officer